J.P. Morgan Chase & Co.
270 Park Avenue, New York, NY 10017-2070
NYSE symbol: JPM
www.jpmorganchase.com

News release: IMMEDIATE RELEASE

JPMORGAN CHASE REPORTS 2001 FOURTH QUARTER AND
FULL YEAR RESULTS

New York, January 16, 2002 – J.P. Morgan Chase & Co. (NYSE: JPM) today announced fourth quarter 2001 operating earnings per share of $0.12, compared with $0.37 in the fourth quarter of 2000. Operating income was $247 million in the fourth quarter, compared with $763 million one year ago.

Reported net income, which includes merger and restructuring costs, was a loss of $332 million, or $0.18 per share, in the fourth quarter of 2001. This compares with profits of $708 million, or $0.34 per share, in the fourth quarter of 2000.

For the full year 2001, operating earnings per share were $1.65, compared with $2.96 in 2000. Operating income was $3.41 billion, compared with $5.93 billion in 2000. Reported net income was $1.69 billion, or $0.80 per share, compared with $5.73 billion, or $2.86 per share, in 2000.

“2001 was a challenging year for JPMorgan Chase, and our financial results clearly reflect the difficult operating environment,” said William B. Harrison, Jr., Chairman and Chief Executive Officer. “Fourth quarter results were particularly affected by our exposure to private equity investments, and to Enron and Argentina. In this quarter we have moved aggressively to value those exposures to market and to build loan loss reserves further. While these actions hinder current operating results, they lay the groundwork for stronger earnings recovery when market conditions improve. We continue to be pleased with the progress of our successfully merged business platform, the receptivity of our clients to that platform, and the resulting increase in our market share for key products.”

Key events for the fourth quarter and full year 2001

•     Deteriorating credit conditions, exacerbated by Enron Corporation and Argentine events, as well as continued losses at JPMorgan Partners, had a negative impact on earnings.

•     Significant expense reductions were achieved through merger-related savings and aggressive right sizing related to the market environment.

•     For the full year 2001, the investment banking business generated a cash ROE of 15%, while the consumer and operating services businesses achieved cash ROEs of 20% and 24%, respectively.

•     Business leadership positions were solidified through merger integration and client focus.

•     The flagship banks successfully merged on November 10, 2001.

Investor Contact:	John Borden	Media Contact:	Jon Diat

	(212)270-7318		(212) 270-5089

J.P. MORGAN CHASE & CO.
News Release

Developments at Enron and in Argentina during the quarter increased credit costs and reduced trading and other revenues by a total of $807 million. Separate from, and in addition to these specific charges, the firm increased loan loss reserves in response to deteriorating market conditions by an additional $510 million.

Business segment results

(All comparisons to full year 2000 are on a pro forma basis which assumes that the purchase of Flemings occurred at the beginning of 2000).

The Investment Bank had operating revenues of $3.11 billion in the fourth quarter of 2001, a decline of 16% from the fourth quarter of 2000. For the full year, operating revenues of $14.90 billion were down 11% from the prior year. The impact of Enron and Argentina was to reduce operating revenues by $426 million for the quarter, mostly in trading revenues.

Trading revenues (including related net interest income) of $969 million declined by 28% from the fourth quarter of 2000, and the full year total of $6.18 billion was down 10% from 2000. Excluding the impact of Enron and Argentina, there were positive results in fixed income trading activities that were offset by lower equity trading results.

Investment banking fees totaled $937 million in the fourth quarter, declining 10% from the fourth quarter of 2000 but increasing 16% from the third quarter of 2001, led by increased equity underwriting fees. Equity underwriting fees of $215 million in the fourth quarter represented the highest level since the first quarter of 2000, reflecting a rebound in market activity and market share gains. Advisory revenues in the fourth quarter were down 42% from the fourth quarter 2000.

For the full year, investment banking fees declined 20%, as the weak equity markets and lower M&A activity more than offset the record year for high-grade bond underwriting fees. Advisory revenues were 34% lower, compared with a decline of 42% in the overall level of market activity. For the full year, leadership positions were maintained in leveraged and syndicated lending (#1) and U.S. high-grade bonds (#2). In addition, the Investment Bank increased its market share of global announced M&A transactions to 22% (ranking #5) in 2001, from 17% (ranking #6) in 2000. There was significant momentum in U.S. equity and equity related underwriting with increasing market share in each quarter through 2001. 1 International Financing Review named JPMorgan “Bank of the Year” in its annual review. See the press release financial supplement.

Fees and commissions of $365 million in the fourth quarter declined by 19% from the fourth quarter of 2000, and for the full year totaled $1.50 billion, down 21% from 2000. The declines were primarily due to lower margins from equity brokerage activities.

Cash operating expenses for the fourth quarter of $1.88 billion declined by 33% from the fourth quarter of last year. For the full year, cash operating expenses of $8.98 billion declined 16%. The decline was across all expense categories and reflects merger synergies, expense management initiatives and lower incentive payments. These initiatives resulted in stable operating margins

1 Source for the statistics in preceding four sentences is Thomson Financial Securities Data

J.P. MORGAN CHASE & CO.
News Release

despite difficult market conditions, and the Investment Bank met its full year overhead ratio target of 60%. At year-end, the Investment Bank had eliminated approximately 6,700 positions since the merger announcement date.

Cash operating earnings were $379 million in the fourth quarter, a 24% decline from the prior year. Charge-offs in the fourth quarter totaled $369 million, including $221 million related to Enron, while the provision for loan losses in excess of charge-offs was $250 million. For the full year, cash operating earnings were $2.95 billion, down 18% from 2000. Cash ROE was 8% for the quarter and 15% for the year.

Investment Management & Private Banking had operating revenues of $729 million in the fourth quarter, a 20% decline from the fourth quarter of 2000. Revenues were slightly lower than in the third quarter of 2001 due to non-operating charges at American Century Companies Inc. (JPMorgan Chase owns a 45% stake in American Century). For the full year, operating revenues of $3.09 billion were 20% lower than 2000. The decline from last year was primarily a result of lower assets under management and associated lower management fees. Total assets under management at year-end of $605 billion (excluding our 45% stake in American Century) were 5% lower than a year ago and 4% higher than at the end of the third quarter. Net flows for the past two quarters were positive, led by significant increases in money market accounts.

Cash operating expenses of $581 million for the quarter were 20% lower than in the same period in 2000. For the full year, cash operating expenses totaled $2.49 billion, down 13% from last year. The decline in expenses was primarily driven by the elimination of approximately 1,500 positions since the merger announcement date. The expense reduction contributed to a 20% pre-tax margin in the fourth quarter and to a 19% pre-tax margin for the full year. Cash operating earnings were down 17% for the quarter and 30% for the full year from comparable periods in 2000.

JPMorgan Partners had private equity losses of $385 million in the fourth quarter, compared with losses of $93 million in the fourth quarter of 2000 and losses of $103 million in the third quarter of 2001. JPMP continues to manage its portfolio through a difficult market environment, with limited exit opportunities. However, the decline in private equity activity through 2001 has begun to provide attractive new investment opportunities. Included in JPMP’s results for the fourth quarter are unrealized losses of $504 million, which included downward valuation adjustments of $144 million on third party fund investments and mark-to-market losses of $137 million on public securities hedges. Partially offsetting these losses were net realized gains in the quarter of $119 million. Cash operating earnings were a loss of $346 million for the quarter, compared to a loss of $139 million in the fourth quarter of 2000.

For the full year, private equity losses totaled $1.18 billion, compared to $988 million in gains in 2000. Cash operating earnings reflected a loss of $1.15 billion, compared with earnings of $258 million in 2000.

J.P. MORGAN CHASE & CO.
News Release

Retail & Middle Market Financial Services operating revenues were $2.87 billion, up 11% from the fourth quarter of 2000. For the full year, operating revenues totaled $10.92 billion, up 7%. The growth reflected record mortgage and auto financing originations, growth in credit card outstandings, and higher deposit volumes in regional banking and middle market banking. These increases were partially offset by the impact of lower interest rates on deposit spreads and mortgage servicing prepayments.

Cash operating expenses of $1.43 billion increased by 5% from the fourth quarter of 2000. For the full year, cash operating expenses of $5.47 billion increased 4% over the prior year. The increases reflect higher production volumes and higher marketing expenditures. Partially offsetting these increases were $145 million in savings achieved through productivity programs including an organization-wide Six Sigma effort. Cash operating earnings of $343 million for the fourth quarter were down 25% from the prior year due largely to higher credit costs, including a $250 million provision for loan losses in excess of charge-offs. For the full year, cash operating earnings of $1.69 billion were down 5% due to higher net charge-offs and additions to loan loss reserves of $310 million. Cash ROE for the fourth quarter was 15% and for the full year was 20%.

Mortgage originations totaled $50.4 billion in the quarter and $184.2 billion for the full year, and grew by a record 142% during 2001. Auto finance experienced a record level of originations in the quarter, increasing by 58% over the same period last year. Credit card-related outstandings grew 12% to $41.6 billion and included a record 4 million new accounts originated during the year. The lower interest rate environment negatively affected the deposit businesses in regional banking and middle market, but both posted deposit growth compared to last year of 5% and 7%, respectively.

Treasury & Securities Services operating revenues were $890 million in the fourth quarter of 2001, down 3% from the fourth quarter of 2000. For the full year, operating revenues were $3.63 billion, up 2%. Institutional Trust operating revenues increased 15% when compared with both the fourth quarter of 2000 and the full year driven by good volumes in debt markets as well as the impact of acquisitions. Operating revenues for Treasury Services were virtually flat compared to a strong fourth quarter of 2000, but increased 3% for the full year reflecting higher product revenues in the U.S. and Europe that offset the negative effect of declining short-term interest rates on deposits. Investor Services operating revenues were down 12% when compared with the fourth quarter of 2000, and declined 4% for the full year, reflecting the impact of weaker global equity markets that resulted in lower asset levels, reduced money flows and lower business activity.

Cash operating expenses increased 3% for the full year, but were flat compared with the fourth quarter of 2000 reflecting expense control in response to the weaker revenue climate. Cash operating earnings declined 9% from the fourth quarter of 2000, while full year cash operating earnings were virtually unchanged. Cash ROE was 23% in the fourth quarter and 24% for the full year.

Expenses

Total cash operating noninterest expense was $4.65 billion in the fourth quarter, a 16% decline from the fourth quarter of 2000. For the full year, cash operating noninterest expense was $20.05 billion, down 8% from the prior year (pro forma for Flemings). Areas affected by the merger have

J.P. MORGAN CHASE & CO.
News Release

experienced declines greater than 8%; these declines were partially offset by expense growth in non-merging areas. The expense reductions reflect acceleration of merger execution and a response to the weaker market environment. As of December 31, approximately 8,200 positions have been eliminated since the merger announcement date in areas affected by the merger.

Amortization of intangibles was $187 million in the fourth quarter of 2001 compared to $186 million one year ago. Amortization of intangibles was $0.09 per share in the fourth quarter of 2001, and $0.09 per share one year ago. Upon the implementation of FAS 142 in 2002 we expect there will be no impairment of intangibles and we will report only operating and reported net income. Based on existing intangibles that will continue to be amortized, full year 2002 amortization is expected to be approximately $35 million per quarter.

Credit

Commercial net charge-offs in the fourth quarter of 2001 were $433 million, compared to $189 million in the previous quarter and $159 million in the fourth quarter of 2000. For the full year, commercial net charge-offs totaled $982 million compared to $400 million in 2000. The charge-off ratio was 1.58% for the fourth quarter of 2001 and 0.87% for the full year.

Consumer net charge-offs on a managed basis (i.e. including securitized assets) were $649 million, up from $588 million in the fourth quarter of 2000. For the full year, consumer net charge-offs totaled $2.40 billion compared with $2.07 billion in the prior year. On a managed basis, the credit card net charge-off ratio was 5.48% in the fourth quarter of 2001, compared to 5.64% for the third quarter of 2001 and 4.86% for the fourth quarter of 2000.

Provisions in excess of net charge-offs of $650 million were recorded in the fourth quarter, based on an analysis of expected loss and other factors. We will continue to adjust our allowance as needed in response to changes in the economic environment. For the full year, provisions in excess of net charge-offs totaled $850 million.

Total Nonperforming Assets were $3.92 billion at December 31, 2001, which includes $1.13 billion related to the Enron surety receivables and letter of credit. Excluding this amount, which is the subject of litigation with creditworthy entities, nonperforming assets totaled $2.79 billion. This compares to $2.65 billion at September 30, 2001 and $1.92 billion as of December 31, 2000.

Total assets and capital

Total assets as of December 31, 2001 were $694 billion, compared with $799 billion at September 30, 2001 and $715 billion as of December 31, 2000. The majority of the reduction from the prior quarter reflects the resolution of the industry-wide clearing and settlement problems experienced in September. In addition, commercial loans declined 10% from the prior quarter while consumer loans increased 7%. The Tier One capital ratio was 8.3% at December 31, 2001, compared to 8.2% at September 30, 2001 and 8.5% at December 31, 2000.

J.P. MORGAN CHASE & CO.
News Release

Other financial information

Special Items in the fourth quarter of 2001 included $841 million (pre-tax) in merger and restructuring costs. Special items in the fourth quarter of 2000 included merger-related charges of $1.25 billion offset by gains on the sale of the Hong Kong retail business and the transfer of our Euroclear related businesses.

J.P. Morgan Chase & Co. is a leading global financial services firm with assets of $694 billion and operations in more than 50 countries. With relationships with over 99% of the Fortune 1000 companies, the firm is a leader in investment banking, asset management, private banking, private equity, custody and transaction services and retail and middle market financial services. A component of the Dow Jones Industrial Average, JPMorgan Chase is headquartered in New York and serves more than 30 million consumer customers and the world’s most prominent corporate, institutional and government clients. Information about JPMorgan Chase is available on the internet at www.jpmorganchase.com.

JPMorgan Chase will hold a presentation for the investment community on Wednesday, January 16, 2002 at 11:00 a.m. (Eastern Standard Time) to review fourth quarter 2001 financial results. A live audio webcast of the presentation will be available on www.jpmorganchase.com. In addition, persons interested in listening to the presentation by telephone may dial in at (973) 321-1040. A telephone replay of the presentation will be available beginning at 1:30 p.m. (EST) on January 16, 2002 and continuing through 6:00 p.m. (EST) on January 22, 2002 at (973) 341-3080. The replay also will be available on www.jpmorganchase.com. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release, the financial supplement and supplemental information about the Investment Bank are available on the JPMorgan Chase web site (www.jpmorganchase.com).

This press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These uncertainties could cause our results to differ materially from such forward looking statements. Such risks and uncertainties are described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and in the 2000 Annual Report on Form 10-K, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov), to which reference is hereby made.

J.P. MORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share and ratio data)

					4QTR 2001
					Over (Under)

	4QTR		3QTR	4QTR
	2001		2001	2000	3Q 2001		4Q 2000

OPERATING INCOME STATEMENT (a)

OPERATING REVENUE:

Investment Banking Fees	$931		$811	$1,051		15%		(11)%

Trading-Related Revenue (Including Trading NII)	904		1,614	1,414		(44)		(36)

Fees and Commissions	2,271		2,231	2,323		2		(2)

Private Equity — Realized Gains	81		204	373		(60)		(78)

Private Equity — Unrealized Gains (Losses)	(505)		(311)	(471)		(62)		(7)

Securities Gains	202		142	118		42		71

Other Revenue	132		203	258		(35)		(49)

Net Interest Income (Excluding Trading NII)	2,825		2,725	2,509		4		13

TOTAL OPERATING REVENUE	6,841		7,619	7,575		(10)		(10)

OPERATING EXPENSE:

Compensation Expense	2,652		2,883	3,310		(8)		(20)

Noncompensation Expense (b)	1,997		1,994	2,246		—		(11)

TOTAL CASH EXPENSE	4,649		4,877	5,556		(5)		(16)

Credit Costs	1,732		1,015	667		71		160

Cash Operating Income before Taxes	460		1,727	1,352		(73)		(66)

Income Taxes	26		509	403		(95)		(94)

CASH OPERATING EARNINGS	434		1,218	949		(64)		(54)

Less: Amortization of Intangibles	187		182	186		3		1

OPERATING EARNINGS	247		1,036	763		(76)		(68)

Restructuring/Merger Expenses & Special Items	(579)		(587)	(55)		1	NM

NET INCOME (LOSS)	$(332)		$449	$708	NM		NM

EARNINGS PER SHARE

Diluted Earnings per Share — Operating	$0.12		$0.51	$0.37		(76)		(68)

Diluted Earnings per Share — Operating (Excl. JPMP)	0.29		0.59	0.44		(51)		(34)

Diluted Earnings per Share — Net Income (Loss) (c)	(0.18)		0.22	0.34	NM		NM

CASH OPERATING BASIS

Diluted Earnings per Share	$0.21		$0.60	$0.46		(65)		(54)

Shareholder Value Added	(837)		(50)	(290)	NM		NM

Return on Managed Assets	0.23%		0.64%	0.52%	(41	)bp	(29	)bp

Return on Common Equity	4.0		11.5	9.1		(750)		(510)

Overhead Ratio	68		64	73		400		(500)

Compensation Expense as a % of Revenue	39		38	44		100		(500)

Noncompensation Expense as a % of Revenue	29		26	30		300		(100)

COMMON SHARES OUTSTANDING

Basic Average Shares Outstanding	1,969.6		1,975.3	1,924.8		—%		2%

Diluted Average Shares Outstanding	2,007.4		2,020.9	2,007.1		(1)		—

Common Shares Outstanding — at Period End	1,973.4		1,972.9	1,928.5		—		2

CASH DIVIDENDS DECLARED PER SHARE	$0.34		$0.34	$0.32		—		6

BOOK VALUE PER SHARE	20.32		21.15	21.17		(4)		(4)

COMMON DIVIDEND PAYOUT RATIO (d)	292%		66%	85%

CAPITAL RATIOS

Tier I Capital Ratio	8.3	%(e)	8.2%	8.5%	10	bp	(20	)bp

Total Capital Ratio	11.9	(e)	11.6	12.0		30		(10)

Tier I Leverage	5.2	(e)	5.3	5.4		(10)		(20)
[Additional columns below]

[Continued from above table, first column(s) repeated]

	FULL YEAR

			2001
			Over (Under)

	2001	2000	2000

OPERATING INCOME STATEMENT (a)

OPERATING REVENUE:

Investment Banking Fees	$3,612	$4,362		(17)%

Trading-Related Revenue (Including Trading NII)	6,279	7,142		(12)

Fees and Commissions	8,868	8,879		—

Private Equity — Realized Gains	651	2,051		(68)

Private Equity — Unrealized Gains (Losses)	(1,884)	(1,036)		(82)

Securities Gains	866	229		278

Other Revenue	860	1,148		(25)

Net Interest Income (Excluding Trading NII)	10,846	10,018		8

TOTAL OPERATING REVENUE	30,098	32,793		(8)

OPERATING EXPENSE:

Compensation Expense	11,944	12,748		(6)

Noncompensation Expense (b)	8,103	8,117		—

TOTAL CASH EXPENSE	20,047	20,865		(4)

Credit Costs	4,233	2,367		79

Cash Operating Income before Taxes	5,818	9,561		(39)

Income Taxes	1,680	3,106		(46)

CASH OPERATING EARNINGS	4,138	6,455		(36)

Less: Amortization of Intangibles	729	528		38

OPERATING EARNINGS	3,409	5,927		(42)

Restructuring/Merger Expenses & Special Items	(1,715)	(200)	NM

NET INCOME (LOSS)	$1,694	$5,727		(70)

EARNINGS PER SHARE

Diluted Earnings per Share — Operating	$1.65	$2.96		(44)

Diluted Earnings per Share — Operating (Excl. JPMP)	2.23	2.85		(22)

Diluted Earnings per Share — Net Income (Loss) (c)	0.80	2.86		(72)
CASH OPERATING BASIS

Diluted Earnings per Share	$2.01	$3.23		(38)

Shareholder Value Added	(911)	2,018	NM

Return on Managed Assets	0.55%	0.93%	(38	)bp

Return on Common Equity	9.8	17.6		(780)

Overhead Ratio	67	64		300

Compensation Expense as a % of Revenue	40	39		100

Noncompensation Expense as a % of Revenue	27	25		200

COMMON SHARES OUTSTANDING

Basic Average Shares Outstanding	1,972.4	1,884.1		5%

Diluted Average Shares Outstanding	2,023.6	1,969.0		3

Common Shares Outstanding — at Period End	1,973.4	1,928.5		2

CASH DIVIDENDS DECLARED PER SHARE	$1.36	$1.28		6

BOOK VALUE PER SHARE

COMMON DIVIDEND PAYOUT RATIO (d)	82%	40%

CAPITAL RATIOS

Tier I Capital Ratio

Total Capital Ratio

Tier I Leverage

(a)  See page 11 for a reconciliation between reported results and operating results.
(b)  Excludes the amortization of intangibles.
(c)  Diluted earnings per share have been reduced by $0.01 in the year ended December 31, 2001 due to the impact of the adoption of SFAS 133 relating to the accounting for derivative instruments and hedging activities.
(d)  Operating basis
(e)  Estimated
bp — Denotes basis points; 100 bp equals 1%

J.P. MORGAN CHASE & CO.
LINES OF BUSINESS FINANCIAL HIGHLIGHTS SUMMARY
(in millions, except per share and ratio data)

					4QTR 2001
					Over (Under)

	4QTR		3QTR	4QTR	3Q			4Q
	2001		2001	2000	2001			2000

OPERATING REVENUE

Investment Bank	$3,106		$3,587	$3,707		(13)%		(16)%

Investment Management & Private Banking	729		736	910		(1)		(20)

Retail & Middle Market Financial Services	2,868		2,785	2,591		3		11

Treasury & Securities Services	890		926	914		(4)		(3)

Corporate (b)	(307)		(236)	(411)		(30)		25

OPERATING REVENUE EXCLUDING JPMP	7,286		7,798	7,711		(7)		(6)

JPMorgan Partners	(445)		(179)	(136)		(149)		(227)

OPERATING REVENUE (b)	$6,841		$7,619	$7,575		(10)		(10)

EARNINGS

Investment Bank	$379		$712	$497		(47)		(24)

Investment Management & Private Banking	115		124	138		(7)		(17)

Retail & Middle Market Financial Services	343		441	456		(22)		(25)

Treasury & Securities Services	168		185	184		(9)		(9)

Corporate (b)	(225)		(87)	(187)		(159)		(20)

CASH OPERATING EARNINGS EXCLUDING JPMP	780		1,375	1,088		(43)		(28)

JPMorgan Partners	(346)		(157)	(139)		(120)		(149)

CASH OPERATING EARNINGS (c)	434		1,218	949		(64)		(54)

Less: Amortization of Intangibles	187		182	186		3		1

OPERATING EARNINGS (c)	247		1,036	763		(76)		(68)

Restructuring/Merger Expenses & Special Items	(579)		(587)	(55)		1		NM

NET INCOME (LOSS) (c)	$(332)		$449	$708	NM			NM

EARNINGS PER SHARE — DILUTED

CASH OPERATING EARNINGS EXCLUDING JPMP	$0.38		$0.67	$0.53		(43)		(28)

Impact of JPMP	(0.17)		(0.07)	(0.07)		(143)		(143)

CASH OPERATING EARNINGS (c)	0.21		0.60	0.46		(65)		(54)

Impact of Intangibles	(0.09)		(0.09)	(0.09)		—		—

OPERATING EARNINGS (c)	0.12		0.51	0.37		(76)		(68)

Restructuring/Merger Expenses & Special Items	(0.29)		(0.29)	(0.03)		—		NM

NET INCOME (LOSS) (c)	$(0.18	)(d)	$0.22	$0.34	NM			NM

CASH OPERATING RETURN ON COMMON EQUITY

Investment Bank	7.8%		15.1%	9.3%	(730	)bp	(150	)bp

Investment Management & Private Banking	7.5		8.1	8.3		(60)		(80)

Retail & Middle Market Financial Services	15.3		19.9	21.5		(460)		(620)

Treasury & Securities Services	23.2		25.2	25.2		(200)		(200)

CASH OPERATING RETURN ON COMMON EQUITY (c)	4.0		11.5	9.1		(750)		(510)

OPERATING RETURN ON COMMON EQUITY (c)	2.2		9.8	7.3		(760)		(510)

[Additional columns below]

[Continued from above table, first column(s) repeated]

			2001
	FULL YEAR		Over (Under)

					Proforma
	2001	2000		2000	2000 (a)

OPERATING REVENUE

Investment Bank	$14,899	$15,963		(7)%		(11)%

Investment Management & Private Banking	3,085	3,362		(8)		(20)

Retail & Middle Market Financial Services	10,915	10,176		7

Treasury & Securities Services	3,632	3,564		2

Corporate (b)	(976)	(1,061)		8

OPERATING REVENUE EXCLUDING JPMP	31,555	32,004		(1)		(5)

JPMorgan Partners	(1,457)	789		NM

OPERATING REVENUE (b)	$30,098	$32,793		(8)		(12)

EARNINGS

Investment Bank	$2,945	$3,486		(16)		(18)

Investment Management & Private Banking	467	567		(18)		(30)

Retail & Middle Market Financial Services	1,688	1,785		(5)

Treasury & Securities Services	693	693		—

Corporate (b)	(507)	(334)		(52)

CASH OPERATING EARNINGS EXCLUDING JPMP	5,286	6,197		(15)		(18)

JPMorgan Partners	(1,148)	258		NM

CASH OPERATING EARNINGS (c)	4,138	6,455		(36)		(38)

Less: Amortization of Intangibles	729	528		38

OPERATING EARNINGS (c)	3,409	5,927		(42)		(43)

Restructuring/Merger Expenses & Special Items	(1,715)	(200)		NM

NET INCOME (LOSS) (c)	$1,694	$5,727		(70)		(70)

EARNINGS PER SHARE — DILUTED

CASH OPERATING EARNINGS EXCLUDING JPMP	$2.58	$3.11		(17)

Impact of JPMP	(0.57)	0.12		NM

CASH OPERATING EARNINGS (c)	2.01	3.23		(38)

Impact of Intangibles	(0.36)	(0.27)		(33)

OPERATING EARNINGS (c)	1.65	2.96		(44)

Restructuring/Merger Expenses & Special Items	(0.85)	(0.10)		NM

NET INCOME (LOSS) (c)	$0.80	$2.86		(72)

CASH OPERATING RETURN ON COMMON EQUITY

Investment Bank	15.1%	18.3%	(320	)bp	(260	)bp

Investment Management & Private Banking	7.5	13.0		(550)		(260)

Retail & Middle Market Financial Services	19.5	20.6		(110)

Treasury & Securities Services	23.6	24.0		(40)

CASH OPERATING RETURN ON COMMON EQUITY (c)	9.8	17.6		(780)

OPERATING RETURN ON COMMON EQUITY (c)	8.1	16.1		(800)

(a)	Pro forma results assume that the purchase of Flemings occurred at the beginning of 2000 and primarily affected the Investment Bank, Investment Management & Private Banking and total consolidated results.
(b)	Includes LabMorgan, Support Units and the effects remaining at the corporate level after the implementation of management accounting policies.
(c)	Represents consolidated JPMorgan Chase.
(d)	Diluted EPS is reported as $(0.18) which is the same as basic EPS, instead of $(0.17), since using diluted average shares outstanding would cause antidilution. As a result, the net loss earnings per share does not foot by $(0.01).

J.P. MORGAN CHASE & CO.
CONSOLIDATED BALANCE SHEET
(in millions)

				Dec 31, 2001
				Over (Under)
	Dec 31st	Sep 30th	Dec 31st
	2001	2001	2000	Sep 30, 01	Dec 31, 00

ASSETS
Cash and Due from Banks	$22,600	$22,299	$23,972	1%	(6)%

Deposits with Banks	12,743	9,341	8,333	36	53

Federal Funds Sold and Securities Purchased under Resale Agreements	63,727	78,997	69,474	(19)	(8)

Securities Borrowed	36,580	37,499	32,371	(2)	13

Trading Assets	189,405	250,550	215,622	(24)	(12)

Securities	59,760	66,468	73,695	(10)	(19)

Loans (Net of Allowance for Loan Losses)	212,920	219,411	212,385	(3)	—

Goodwill and Other Intangibles	15,347	14,683	15,833	5	(3)

Private Equity Investments	9,197	9,628	11,428	(4)	(20)

Other Assets	71,296	90,424	52,235	(21)	36

TOTAL ASSETS	$693,575	$799,300	$715,348	(13)	(3)

LIABILITIES
Deposits	$293,650	$281,604	$279,365	4	5

Federal Funds Purchased and Securities Sold under Repurchase Agreements	128,445	181,775	131,738	(29)	(2)

Commercial Paper	18,510	19,299	24,851	(4)	(26)

Other Borrowed Funds	10,835	21,941	19,840	(51)	(45)

Trading Liabilities	109,051	129,411	128,674	(16)	(15)

Accounts Payable and Other Liabilities (Including the Allowance for Credit Losses)	47,813	75,231	40,754	(36)	17

Long-Term Debt	39,183	42,315	43,299	(7)	(10)

Guaranteed Preferred Beneficial Interests in the Firm’s Junior Subordinated Deferrable Interest Debentures	4,439	4,439	3,939	—	13

TOTAL LIABILITIES	651,926	756,015	672,460	(14)	(3)

PREFERRED STOCK OF SUBSIDIARY	550	550	550	—	—

STOCKHOLDERS’ EQUITY

Preferred Stock	1,009	1,009	1,520	—	(34)

Common Stock	1,997	1,993	1,940	—	3

Capital Surplus	12,495	12,244	11,598	2	8

Retained Earnings	26,993	28,021	28,096	(4)	(4)

Accumulated Other Comprehensive Income (Loss)	(442)	267	(241)	NM	(83)

Treasury Stock, at Cost	(953)	(799)	(575)	(19)	(66)

TOTAL STOCKHOLDERS’ EQUITY	41,099	42,735	42,338	(4)	(3)

TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY AND STOCKHOLDERS’ EQUITY	$693,575	$799,300	$715,348	(13)	(3)

J.P. MORGAN CHASE & CO.
CREDIT-RELATED INFORMATION
(in millions)

					Dec 31, 2001
					Over (Under)

	Dec 31st		Sep 30th	Dec 31st
	2001		2001	2000	Sep 30, 01	Dec 31, 00

CREDIT-RELATED ASSETS:

Commercial Loans	$104,864		$116,578	$119,460	(10)%	(12)%

Derivative and FX Contracts	71,157		85,407	76,373	(17)	(7)

Total Commercial Credit-Related Assets	176,021		201,985	195,833	(13)	(10)

Managed Consumer Loans (a)	134,004		125,431	114,461	7	17

Total Managed Credit-Related Assets	$310,025		$327,416	$310,294	(5)	—

NET CHARGE-OFFS: (b)
Commercial Loans	$433		$189	$159	129	172

Credit Card — Managed	538		534	417	1	29

All Other Consumer	111		92	78	21	42

Managed Consumer Loans	649		626	495	4	31

FFIEC Conformity	—		—	93	NM	NM

Total Managed Net Charge-offs	$1,082		$815	$747	33	45

NONPERFORMING ASSETS:

Commercial Loans	$1,997		$2,018	$1,434	(1)	39

Derivative and FX Contracts	170		46	37	270	359

Consumer Loans (a)	499		459	384	9	30

Assets Acquired in Loan Satisfactions	124		123	68	1	82

Total	2,790		2,646	1,923	5	45

Other Receivables (c)	1,130		—	—	NM	NM

Total Nonperforming Assets	$3,920	(d)	$2,646	$1,923	48	104

SELECTED COUNTRY TOTAL EXPOSURE (in billions)

Argentina	$0.6	(e)	$0.9	$1.4	(33)%	(57)%

Brazil	3.3	(e)	3.5	2.4	(6)	38

Turkey	0.3	(e)	0.2	0.7	50	(57)

(a)	Includes credit card receivables that have been securitized.
(b)	Net charge-offs are presented for the quarter ended as of the date indicated.
(c)	This amount relates to the Enron surety receivables and letter of credit, which is the subject of litigation with credit-worthy entities.
(d)	Nonperforming assets have not been reduced for credit protection (single name credit default swaps and collateralized loan obligations) aggregating $42 million related to nonperforming counterparties at December 31, 2001.
(e)	Estimated

J.P. MORGAN CHASE & CO.
RECONCILIATION OF REPORTED TO OPERATING RESULTS
(in millions, except per share data)

	FOURTH QUARTER 2001

	REPORTED	CREDIT	SPECIAL
	RESULTS	CARD	ITEMS	OPERATING
	(a)	(b)	(c)	BASIS

INCOME STATEMENT

Revenue	$6,577	$264	$—	$6,841

Cash Expense	4,649	—	—	4,649

Amortization of Intangibles	187	—	—	187

Operating Margin	1,741	264	—	2,005

Credit Costs	1,468	264	—	1,732

Income before Merger and Restructuring Costs	273	—	—	273

Merger and Restructuring Costs	841	—	(841)	—

Income (Loss) before Income Tax Expense	(568)	—	841	273

Tax Expense (Benefit)	(236)	—	262	26

Net Income (Loss)	$(332)	$—	$579	$247

Add Back: Amortization of Intangibles				187

Cash Earnings				$434

NET INCOME (LOSS) PER SHARE

Basic	$(0.18)			$0.12

Diluted	(0.18)			0.12

CASH EARNINGS PER SHARE

Basic				$0.21

Diluted				0.21

[Additional columns below]

[Continued from above table, first column(s) repeated]

	FOURTH QUARTER 2000

	REPORTED	CREDIT	SPECIAL
	RESULTS	CARD	ITEMS	OPERATING
	(a)	(b)	(c)	BASIS

INCOME STATEMENT

Revenue	$8,543	$258	$(1,226)	$7,575

Cash Expense	5,556	—	—	5,556

Amortization of Intangibles	186	—	—	186

Operating Margin	2,801	258	(1,226)	1,833

Credit Costs	409	258	—	667

Income before Merger and Restructuring Costs	2,392	—	(1,226)	1,166

Merger and Restructuring Costs	1,302	—	(1,302)	—

Income (Loss) before Income Tax Expense	1,090	—	76	1,166

Tax Expense (Benefit)	382	—	21	403

Net Income (Loss)	$708	$—	$55	$763

Add Back: Amortization of Intangibles				186

Cash Earnings				$949

NET INCOME (LOSS) PER SHARE

Basic	$0.36			$0.39

Diluted	0.34			0.37

CASH EARNINGS PER SHARE

Basic				$0.48

Diluted				0.46

	FULL YEAR 2001			FULL YEAR 2000

	REPORTED	CREDIT	SPECIAL
	RESULTS	CARD	ITEMS	OPERATING
	(a)	(b)	(c)	BASIS

INCOME STATEMENT

Revenue	$29,050	$1,048	$—	$30,098

Cash Expense	20,047	—	—	20,047

Amortization of Intangibles	729	—	—	729

Operating Margin	8,274	1,048	—	9,322

Credit Costs	3,185	1,048	—	4,233

Income before Merger and Restructuring Costs	5,089	—	—	5,089

Merger and Restructuring Costs	2,523	—	(2,523)	—

Income before Income Tax Expense and Effect of Accounting Change	2,566	—	2,523	5,089

Tax Expense	847	—	833	1,680

Income before Effect of Accounting Change	1,719	—	1,690	3,409

Net Effect of Change in Accounting Principle	(25)	—	25	—

Net Income	$1,694	$—	$1,715	$3,409

Add Back: Amortization of Intangibles				729

Cash Earnings				$4,138

NET INCOME PER SHARE

Basic	$0.83 (d)			$1.69

Diluted	0.80 (d)			1.65

CASH EARNINGS PER SHARE

Basic				$2.06

Diluted				2.01

[Additional columns below]

[Continued from above table, first column(s) repeated]

	FULL YEAR 2000

	REPORTED	CREDIT	SPECIAL
	RESULTS	CARD	ITEMS	OPERATING
	(a)	(b)	(c)	BASIS

INCOME STATEMENT

Revenue	$32,934	$990	$(1,131)	$32,793

Cash Expense	20,865	—	—	20,865

Amortization of Intangibles	528	—	—	528

Operating Margin	11,541	990	(1,131)	11,400

Credit Costs	1,377	990	—	2,367

Income before Merger and Restructuring Costs	10,164	—	(1,131)	9,033

Merger and Restructuring Costs	1,431	—	(1,431)	—

Income before Income Tax Expense and Effect of Accounting Change	8,733	—	300	9,033

Tax Expense	3,006	—	100	3,106

Income before Effect of Accounting Change	5,727	—	200	5,927

Net Effect of Change in Accounting Principle	—	—	—	—

Net Income	$5,727	$—	$200	$5,927

Add Back: Amortization of Intangibles				528

Cash Earnings				$6,455

NET INCOME PER SHARE

Basic	$2.99			$3.09

Diluted	2.86			2.96

CASH EARNINGS PER SHARE

Basic				$3.38

Diluted				3.23

(a)	Represents condensed results as reported in JPMorgan Chase’s financial statements.
(b)	This column excludes the impact of credit card securitizations. For receivables that have been securitized, amounts that would have been reported as net interest income and as provision for loan losses are instead reported as components of noninterest revenue.
(c)	Includes merger and restructuring costs and special items. The 2001 fourth quarter and full year include $841 million and $2,523 million, respectively, in merger and restructuring expenses. The 2000 fourth quarter includes an $827 million gain on the sale of the Hong Kong retail banking business, a $399 million gain from the transfer of Euroclear related business, $52 million of restructuring costs associated with previously announced relocation initiatives ($181 million for the full year) and $1,250 million in merger expenses. Also included in the 2000 full year was an $81 million gain from the sale of a business in Panama and a $176 million loss resulting from the economic hedge of the purchase price of Flemings prior to its acquisition.
(d)	Includes the effect of the accounting change. Excluding the accounting change, basic and diluted net income per share for the full year 2001 were $0.84 and $0.81, respectively.